Exhibit 23

InterTAN, Inc.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-63090, 33-92286, 33-29055, 333-4344, 333-16105, 333-22011 and 333-32694) of InterTAN, Inc. of our report dated August 14, 2003, appearing in Item 8 of this Annual Report on Form 10-K/A (Amendment No. 1) for the year ended June 30, 2003. We also consent to the incorporation by reference of our report dated August 14, 2003 on the Financial Statement Schedule, which is also included in this Form 10-K/A (Amendment No. 1).

/s/ PRICEWATERHOUSE COOPERS

Toronto, Canada

May 19, 2004